Exhibit 10.62

Cooperation Agreement

Party A : Beijing Chinakids network information Co., Ltd, Shanghai Branch

Address: 188 Hangzhong Road, Shanghai

Phone: 86-21-54900022

Fax: 86-21-51175777

Zip code: 200070

Party B: Shanghai Broadband Network Inc.

Address: Suite 1212-1214, Tomson Commercial Building, 710 Dongfang Road, Shanghai

Phone: 86-21-58305900

Fax: 86-21-58200364

Zip code: 200120

1. Cooperation

1 Party A, as "Chinakids" network platform provider and Party B, as the network contents provider, establish the cooperation relationship in the network information service domain.

2 Both Party A and Party B agree that Party B is responsible for establishing and operating "E-Ya Kids interactive English" channel (named "cooperation channel" below), utilizing "Chinakids" network platform and the entertainment information service established by party A. The subscribers of Party A will be charged by deducting the pre-paid points for using the information from cooperation channel.

3 Party A provides the channel bundle service and collects the service for Party B via its business system

2. Operation Mode

1. Party B provides "E-Ya Kids interactive English" single level monthly learning card and bundled with party A's "Chinakids" E card, utilizing "Chinakids" website to promote the service. The subscribers can use service by the way of point deducting, directly log into "E-Ya Kids interactive English" and activate the learning card.

2. The payment will be based on the total deducted points. Party A will pay periodically by Bank.

3. Obligations and Rights of Party A

1. Rights of Party A

(A) Party A has the right to ask Party B to put the information of Cooperation between both parties into Party A's advertisements.

If either party provides any description related to the other party's business on the media ( Paper, TV, Radio, Website etc.), the notice shall be sent to the other party in advance in written form. If the other party disagrees, the disagreement shall be sent within 5 days and the disagreed descriptions shall not show on the media.

(B) If any bulk complaints occur during the agreement term due to the poor quality service of party B, party A has the right to suspend the cooperation. If the situation is serious, Party A has the right to terminate the agreement and require the indemnification from party B.

2 Obligations of Party A

A) Party A is responsible for establishing "E-Ya Kids interactive English" channel in the education category of "Chinakids" network. Party A shall provide the network platform and internet connection for this channel.

B) Party A shall provide the user platform and user authentication interface, online sales system, payment platform and the broadband equipment for the server. Part A also needs to provide the plug-in interface for the application platform with no charge and provide the technical support for the interface. The system from party A shall support the system log required by party B. Both parties will involve the design of "Chinakids" web page which contains the links to "E-Ya Kids interactive English".

C) Party A is responsible for the management and maintenance on the user charge calculation system and the user charge calculation. Party A shall provide party B the management user interface and the inquiring system.

Party A shall propagate and promote "E-Ya Kids interactive English" channel in national market over its "Chinakids" network. The advertisement and the link to "E-Ya Kids interactive English" channel shall be on the home page of "Chinakids". Party A shall propagate, promote and sell "E-Ya Kids interactive English" channel to the elementary schools in different provinces via youth organizations. Party A will arrange to highlight "E-Ya Kids interactive English" channel on the DM sheet sent to the elementary schools in shanghai and post the advertisement of "E-Ya Kids interactive English" channel in the elementary schools.

Party A shall design and manufacture the tracts of E-Ya Kids interactive English and pack them in "Chinakids" gift package, for the entire agreement term Party A shall manufacture minimum 50000 gift packages.

"Chinakids" platform is party A's main business platform for this agreement.

Party A shall provide party B the spreadsheet contains user number, sales amount for last month on the first day of the month, and provide the inquiring method.

4. Obligations and Rights of Party B

1. Rights of Party B

A) Party B has the right to acquire the information of "Chinakids E card" business development.

(B) If any bulk complaints occur during the agreement term due to the poor quality service of party A, party B has the right to suspend the cooperation. If the situation is serious, Party B has the right to terminate the agreement and require the indemnification from party A.

C) Party B has the right to discuss the cooperation mode with party A.

Party B has the right to discuss with party A on the operation strategy and pricing of cooperation channel.

Party B has the priority on extending the cooperation scope.

D) Party B has the right to add a password card bundled with "Chinakids E card" gift package. The password on that card can provide the access for the next learning level once the "E-Ya Kids interactive English" on line learning card is activated. Party B is responsible for the cost of the learning cards.

E) Party B has the right to acquire the notice from party A within 5 days for adding each new partner of party A. If there are more than 8 "Chinakids E card" partners, party B has the right to require party A to adjust the point deducting policy or re-categorize the service. If there is no action by party A, party A has the right to terminate the agreement.

2 Obligations of Party B

A) Party B shall provide the information of business license with the applicable business scope and bank account. Party B shall take the responsibility for any legal problems due to the improper business scope of party B.

B) Party B shall undertake the propagation and promotion cost on this project (including third party promotion cost)

Party B shall pay RMB 25,000 to party A and transfer the money to the account specified by party A within 15 days from the effective day of this agreement.

If party A's sales amount exceeds RMB 300.000 by January 30 2005, Party B shall pay another RMB 25,000 to party A and transfer the money to the account specified by party A within 15 days from receiving the sales spreadsheet sent by party A.

C) Party B shall deal with the customer enquiries and complaints due to the causes other than network communications. Party B shall publish the channel and institute for customer enquiry and complaint and provide the detailed information of contact and list of service people. Party B shall specify the problem solving deadline (normally within 72 hours). Party B shall post its customer service hotline number and E-mail address on its website. Party B shall also provide enquiry service, customer complaint, and service charge inquiry over party B's website and provide the link to party A's customer service center.

Both parties have the responsibility to deal with customer complaints. The party received the complaint first shall follow up the case and the other party shall provide assistance till the problem solved.

D) Party B is responsible for the marketing plan, propaganda on media and information release for the services provided by party B.

If either party provides any description related to the other party's business on the media (Paper, TV, Radio, Website etc.), the notice shall be sent to the other party in advance in written form. If the other party disagrees, the disagreement shall be sent within 5 days and the disagreed descriptions shall not show on the media.

E) Party B is responsible for the daily maintenance and technical support for the service platform. Party B is also responsible for the system optimization and upgrade based on the condition of the system and equipment.

Party B shall cooperate with party A on connecting the service charging calculation system. If the system party B cannot meet the requirement of party A 's interface, party B shall change the system to match the interface.

F) Base on the "internet contents and service management" issued by the State Council, Party B shall ensure the provided information is legal and undertake the relevant responsibility.

5. Cooperation Terms

Regular term

The regular term starts from the effective day of this agreement.

The "E-Ya Kids interactive English" will be bundled with "Chiakids" gift package, and Party A will propagate and promote "E-Ya Kids interactive English" in national market over its "Chinakids" network. The promotion mode is not limited as above, other promotion mode can be used base on the discussion between two parties.

6. Website specification and Payment

1. The website specification

In order to keep the same style of the website, the website of the cooperation channel shall use the same logo as " Chinakids".

For customer inquiry and complaint, the website shall show the state of copyright, customer service phone number and e-mail address.

2. Payment:

In the regular term: Party B provides party A the "E-Ya Kids interactive English" single level monthly learning card (valued RMB 30 each card, effective for 1 month after activation) and charges party A RMB 10 each card. The subscribers of party A can log in party B's website by point-deducting mode and activate the single level learning card.

Party A shall pay party B within 5 working days from the beginning of each month, the payment is based on the sales amount for last month. Party B shall provide party A the official invoice within 10 days after receiving the payment.

Both parties are responsible for their own tax return.

7. The restrictions of use, copy, transferring and disclosure

1. Party A shall utilize the information and service resources provided by Party B strictly based on the agreement.

2. Party A shall not edit and/or change the contents of the resources provided by Party B without the written permission from party B

3. Party A shall ensure the safety of all resources. Party A shall undertake the legal and economic responsibility for any disclosure on the information and application service resources provided by Party B caused by the intention, carelessness, technical or other reasons from Part A.

8. Intellectual property

Party B shall ensure the intellectual property of the information and service resources are authorized by the owner. If any complains related to intellectual property from third party occur during this agreement term, party B shall take the legal and economical responsibilities.

9. Confidential information

Both Parties shall not disclose the business secrets obtained from the implementation of this agreement, and only use them for this agreement.

10. Breach of contract

Both parties shall exercise the right and perform the obligation appropriately in order to ensure this agreement is performed smoothly.

Either party shall undertake the responsibility of the breach of the contract for failing to performing the obligation in full; and shall compensate the other party for any direct and indirect loss caused.

11. Force majeure

Force majeure is the phenomenon unpredictable when this agreement signed, and the consequence can not be avoid or overcome .If either party of this agreement fails to or delays to perform all or part of its obligations under this agreement under the force majeure, it should not be considered such party violates the obligation under this agreement, and shall not be responsible for the delayed performance of such obligation. The force majeure includes, but not limited to, server breakdown caused directly or indirectly by the war (no matter the war has been announced), emergency, strike, industry dispute, incident and computer virus spread of the third party, server attacked by the hacker, fire, earthquake, flood, storm, storm snow, natural disaster or other factor out of the control of the affected party.

12. Dispute resolution and applicable law

The development, execution, interpretation and dispute resolution shall be governed by the laws of the People's Republic of China.

Both parties shall negotiate any dispute occurred in terms of this agreement or its performance in friendly manner; in case no settlement can be reached through the negotiation, either party may send the arbitration request to Shanghai Arbitration Committee. The arbitration result will be final.
  Contacts

Party A : Beijing Chinakids network information Co., Ltd, Shanghai Branch

Address: 188 Hangzhong Road, Shanghai

Xiao Yang

Phone: 86-21-54900022

Fax: 86-21-51175777

Zip code: 200070

E-Mail: xiaoyang@chinakids.net.cn

Party B: Shanghai Broadband Network Inc.

Address: Suite 1212-1214, Tomson Commercial Building, 710 Dongfang Road, Shanghai

Chen Miao

Phone: 86-21-58305900

Fax: 86-21-58200364

Zip code: 200120

E-Mail: Joyce_shzk@shanghaiband.com

14. Terms and Termination

1. This agreement will be effective for 3 years starting from October 1st 2004 to September 30th 2007 and only valid with signatures and stamps. After the expiration, the agreement will be extended by default if there is no disagreement brought up by any of the two parties.

2. There could be a supplementary agreement signed by both parties for new cooperation and attach to this agreement within the term of this agreement.

3. Either party with a proposal of change or termination of this agreement shall send the notice to the other party 1 month in advance in written form. The other party shall reply within 1 month after receive the notice, otherwise the agreement will be terminated with no reply.

15. Effect of this agreement

1. This agreement has 2 copies, 1 copies for each party

2. The attachment has the same effect as this agreement.

Attachment

The breakdown of the cost for project propaganda and promotion
	Items	Price (RMB)	Q'ty/ per year	Total (RMB)/per year	Companies	Yearly cost (RMB)	Cost after discount (50%)
Gift Package	Cover	0.7	100,000	73,000	Kidcastle Chinakids E-book Longman S520 E-Ya English	12,000	6.000
	Wrap	0.03
	Tract	0.18	1,000,000	180,000		30,000	15,000
	Poster	1.6	100,000	160,000		26,000	13,000
	Delivery & wage	Beijing+Shanghai +Zhejiang 50,000+50,000+100,000		200,000		30,000	15,000
	Advertisement	2000/per month					12,000
	Platform developing	10,000
	Total	71,000
	Actual Cost	After the friendly discussion, the promotion cost was reduced to RMB 50,000